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                                                                    EXHIBIT 21.1



          SUBSIDIARIES OF CONVERSION TECHNOLOGIES INTERNATIONAL, INC.



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
                                                                                             JURISDICTION OF
NAME                                                                                          INCORPORATION
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
Dunkirk International Glass and Ceramics Corporation..................................             Delaware
CTI ACQSUB-II, Inc....................................................................             Delaware
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